UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2006

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this amendment is to amend Exhibit 5.2 to the Current Report on Form 8-K (the “Original Form 8-K”) filed by HRPT Properties Trust (the “Company”) on March 15, 2006, to correct a typographical error in Exhibit 5.2 and to refile Exhibit 5.1 which, by its terms, relies upon the matters set forth in Exhibit 5.2. Exhibit 5.1 and Exhibit 5.2 attached hereto supersede in their entirety those respective exhibits filed pursuant to the Original Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement dated as of March 13, 2006 between HRPT Properties Trust and the underwriters named therein, pertaining to $400,000,000 in aggregate principal amount of Floating Rate Senior Notes due 2011. (Incorporated by reference to the Company’s Current Report on Form 8-K, dated March 13, 2006)

4.1

Form of Supplemental Indenture No. 16 dated as of March 16, 2006 between HRPT Properties Trust and U.S. Bank National Association, including the form of Floating Rate Senior Note due 2011. (Incorporated by reference to the Company’s Current Report on Form 8-K, dated March 13, 2006)

5.1	Opinion of Sullivan & Worcester LLP.

5.2	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters. (Incorporated by reference to the Company’s Current Report on Form 8-K, dated March 13, 2006)

23.1	Consents of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Venable LLP (contained in Exhibit 5.2).

23.3	Consent of Ernst & Young LLP. (Incorporated by reference to the Company’s Current Report on Form 8-K, dated March 13, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By: /s/ John C. Popeo

John C. Popeo

Treasurer and Chief Financial Officer

Dated: March 15, 2006